                                                                      EXHIBIT 10









                                  PARKING LEASE

                                 by and between

                    BUFFINGTON HARBOR PARKING ASSOCIATES, LLC

                                    as Lessor

                                       and

                          THE MAJESTIC STAR CASINO, LLC

                                    as Lessee

                            Dated as of June 19, 2001

                                TABLE OF CONTENTS
                                -----------------

Paragraph                                                                     Page
---------                                                                     ----
1.    Definitions ..........................................................     2

2.    Lease of Premises; Sublease of Ground Lease Property .................     5

3.    Lessor's Obligation to Construct Parking Facility ....................     6

4.    Use; Maintenance; Compliance with Laws and Contracts .................     7

5.    Term .................................................................     7

6.    Rent; Assumption of Ground Lease Obligations; Reimbursement ..........     8

7.    Absolutely Net Lease .................................................     9

8.    Taxes, Assessments and Utilities .....................................     9

9.    Liens ................................................................    10

10.   Indemnification ......................................................    10

11.   Condemnation .........................................................    11

12.   Insurance ............................................................    11

13.   Casualty .............................................................    12

14.   Permitted Contests ...................................................    13

15.   Default Provisions ...................................................    13

16.   Rights of Lessor .....................................................    15

17.   Litigation Expenses ..................................................    15

18.   Assignment and Subletting ............................................    16

19.   Mortgages ............................................................    16

20.   Notices, Demands and Other Instruments ...............................    18

21.   Estoppel Certificates ................................................    19

22.   No Merger ............................................................    19

23.   Surrender ............................................................    19

24.   Severability; Binding Effect; Amendments to be in Writing ............    19

25.   Governing Law ........................................................    19

26.   Headings and Table of Contents .......................................    20

27.   Subordination to Mortgage Lenders ....................................    20

28.   Holding Over .........................................................    20

29.   Quiet Enjoyment ......................................................    20

30.   Disclaimer of Lessor's Liability for Consequential Damages ...........    21

31.   Counterparts .........................................................    21

32.   Recording ............................................................    21

33.   Certain Obligations Joint ............................................    21

34.   Lessee's Representations and Warranties ..............................    21


Schedules
---------

A     Legal Description of Lessor's Real Property

B     Appurtenances

C     Legal Description of Ground Lease Property

D     Permitted Exceptions

                                  PARKING LEASE

               THIS PARKING LEASE, dated as of June 19, 2001 (this "Lease"), is made by and between BUFFINGTON HARBOR PARKING ASSOCIATES, LLC, a Delaware limited liability company having offices at One Buffington Harbor Drive, Gary, Indiana 46406 ("Lessor") and THE MAJESTIC STAR CASINO, LLC, an Indiana limited liability company having offices at One Buffington Harbor Drive, Gary, Indiana 46406 ("Lessee").

                                    RECITALS:

               A. Lessor owns the real property described on Schedule A hereto (the "Property"). The Property is benefitted by certain agreements, rights and appurtenances which include those set forth on Schedule B hereto (together with all rights and appurtenances that may be hereafter created in favor of the Property, the "Appurtenances").

               B. The Property is currently improved with, among other things, a surface parking lot, and Lessor intends to construct on the Property a 2,000-car covered parking facility and related improvements (the "Parking Facility").

               C. Buffington Harbor Riverboats, L.L.C. ("BHR") owns certain real property, a portion of which is adjacent to the Property (the "BHR Land").

               D. Lessee owns and operates a gaming vessel which Lessee berths at the BHR Land pursuant to a Berthing Agreement dated as of April 23, 1996 between Lessee and BHR, as amended from time to time (the "Majestic Berthing Agreement"). Also pursuant to the Majestic Berthing Agreement, Lessee and its customers and invitees utilize the BHR Land and the improvements thereon in connection with Lessee's riverboat gaming operations.

               E. Trump Indiana, Inc. ("Trump") owns and operates a gaming vessel which Trump berths at the BHR Land pursuant to a Berthing Agreement dated as of April 23, 1996 between Trump and BHR, as amended from time to time (the "Trump Berthing Agreement"). Also pursuant to the Trump Berthing Agreement, Trump and its customers and invitees utilize the BHR Land and the improvements thereon in connection with Trump's riverboat gaming operations. The riverboat gaming operations of Lessee and Trump, or their respective successors or assigns, are referred to herein as the "Gaming Operations."

               F. Lessor is the lessee of the real property described on Schedule C hereto (the "Ground Lease Property") pursuant to that certain Ground Lease (the "Ground Lease") of even date herewith between BHR, as lessor, and the Lessor named herein, as lessee, thereunder.

               G. Lessor desires to lease the Property, including the Parking Facility, and sublease the Ground Lease Property, to Lessee and to Trump, for the benefit of their respective Gaming Operations, and for no other purpose.

               NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and other good and valuable consideration, the parties hereby agree as follows:

               (i)  Definitions.  As used in this Lease, the following terms
                    -----------
shall have the meanings set forth below:

                    a "Additional Rent" shall have the meaning ascribed to it in Paragraph 6d hereof.

                    b. "Affiliate" means as to any Person, any other Person (other than a subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person (including, with its correlative
                  -------
meanings, "controlled by" and "under common control with") means the power,
           -------------       -------------------------
directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person in question. For purposes of this definition, "control" shall mean the power to direct management or policies through ownership of voting securities or similar equity interest.

                    c. "Approvals" shall have the meaning ascribed to it in Paragraph 3b hereof.

                    d. "Appurtenances" shall have the meaning ascribed to it in Recital A hereof.

                    e. "Bankruptcy" means that the Lessee shall have (1) made an assignment for the benefit of creditors; (2) filed a voluntary petition in bankruptcy; (3) been adjudicated as bankrupt or insolvent; (4) filed a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (5) filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding set forth in (4) above; or (6) sought, consented to, or acquiesced in the appointment of a trustee, receiver, or liquidator of all or any substantial part of its properties; or if one hundred eighty (180) days after the commencement of any proceeding against the Lessee seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within one hundred fifty (150) days after the appointment without its consent or acquiescence of a trustee, receiver, or liquidator of the Lessee or all or any substantial part of its properties, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated.

                    f. "Basic Rent" shall have the meaning ascribed to it in Paragraph 6b hereof.

                    g. "BHR" shall have the meaning ascribed to it in Recital C hereof.

                    h. "BHR Land" shall have the meaning ascribed to it in Recital C hereof.

                    i. "Debt Service" means all principal, interest, charges, fees, escrows and any other amounts payable by Lessor with respect to any Permitted Financing, whether such amounts are regularly scheduled, accelerated or due at the end of the term of such Permitted Financing; provided, however, "Debt Service" shall not include costs to construct the Parking Facility.

                    j. "Delivery Date" shall have the meaning ascribed to it in Paragraph 3d hereof.

                    k. "Financing" shall have the meaning ascribed to it in Paragraph 3b hereof.

                    l. "Force Majeure Events" means any cause beyond the reasonable control of the party claiming the same, including, but not limited to, strikes; lockouts; acts of God; restrictions, limitations, rationing, curtailments or moratoriums imposed by any governmental authority, whether by rule, regulation, statute, ordinance or otherwise; inability to secure materials or labor by reason of unavailability or regulation or order of any governmental or regulatory body; enemy action; civil disturbance; or fire, storm, earthquake or other casualty.

                    m. "Gaming Operations" shall have the meaning ascribed to it in Recital E hereof.

                    n. "Improvements" means the improvements currently located or hereafter constructed on the Property and owned by Lessor, which improvements include, but are not limited to (a) roads providing ingress and egress to, and circulation within, the Property; (b) parking lots and related improvements, including curbs, gutters, aisles, driveways, limousine stands and associated infrastructure; (c) the Parking Facility; (d) landscaping, lighting and signage;
(e) applicable utilities (whether constructed on the Property or property subject to easements, leases or licenses in favor of Lessor), including electricity, sanitary sewer, natural gas, telephone, water, cable and storm water drainage; and (f) the Pedestrian Bridge and other pedestrian walkways associated with the improvements referred to in this Paragraph.

                    o. "Initial Rent" shall have the meaning ascribed to it in Paragraph 6a hereof.

                    p. "Lease" shall have the meaning ascribed to it in the opening paragraph hereof.

                    q. "Legal Requirements" shall have the meaning ascribed to it in Paragraph 3d hereof.

               r. "Lessee" shall have the meaning ascribed to it in the opening paragraph hereof.

               s. "Lessor" shall have the meaning ascribed to it in the opening paragraph hereof.

               t. "Lessor Indemnitee" shall have the meaning ascribed to it in Paragraph 10 hereof.

               u. "Loan Agreement" shall mean that certain Construction and Term Loan Agreement by and between Lessor and Firstar Bank, N.A. dated June 19, 2001.

               v. "Losses" shall have the meaning ascribed to it in Paragraph 10 hereof.

               w. "Trump" shall have the meaning ascribed to it in Recital E hereof.

               x. "Trump Berthing Agreement" shall have the meaning ascribed to it in Recital E hereof.

               y. "Trump Lease" means that certain Parking Facility Lease of even date herewith between Trump, as lessee, and Lessor, as lessor, pursuant to which Lessor leases the Premises and subleases the Ground Lease Property to Trump on terms and conditions substantially identical to those in this Lease.

               z. "Mortgage" shall have the meaning ascribed to it in Paragraph 19a hereof.

               aa. "Mortgage Lender" shall have the meaning ascribed to it in Paragraph 19a hereof.

               bb. "Parking Facility" shall have the meaning ascribed to it in Recital B hereof.

               cc. "Pedestrian Bridge" means the pedestrian bridge and related improvements to be constructed by Lessor as a means of pedestrian ingress and egress between the Parking Structure and the improvements located on the BHR Land.

               dd. "Permitted Exceptions" shall have the meaning ascribed to it in Paragraph 2 hereof.


               ee. "Permitted Financing" means the Financing, and any renewals, extensions, substitutions, refundings, refinancings or replacements thereof including any successive renewals, extensions, substitutions, refundings, refinancings or replacements so long as (y) the aggregate principal amount of the indebtedness represented thereby does not exceed the then outstanding principal amount of the indebtedness being renewed, extended, substituted, refunded, refinanced or replaced, and (z) the term of such renewal, extension, substitution, refunding, refinancing or replacement does not exceed the Term , plus (i) accrued interest thereon, (ii) any premium or other payment required to be paid under the terms of the instrument governing such indebtedness or the amount of premium reasonably determined by Lessor as necessary to accomplish such renewal, extension, substitution, refunding, refinancing or replacement, and (iii) expenses reasonably incurred in connection therewith.

                    ff. "Person" means any individual, corporation, partnership (general or limited), association, limited liability company, trust, estate or other entity.

                    gg. "Premises" shall have the meaning ascribed to it in Paragraph 2 hereof.

                    hh. "Prime Rate" means the interest rate from time to time that is published by The Wall Street Journal as the prime lending rate; provided, if The Wall Street Journal ceases to publish an interest rate as the prime lending rate (or similar designation), the Prime Rate shall mean the prime lending rate established from time to time by Chase Manhattan Bank or its successor.

                    ii. "Property" shall have the meaning ascribed to it in Recital A hereof.

                    jj. "Supplemental Rent" shall have the meaning ascribed to it in Paragraph 6c hereof.

                    kk. "Term" shall have the meaning ascribed to it in Paragraph 5 hereof.

                    ll. "Majestic Berthing Agreement" shall have the meaning ascribed to it in recital D hereof.

              2.    Lease of Premises. In consideration of the rents and
                    -----------------
covenants herein stipulated to be paid and performed by Lessee and upon the terms and conditions herein specified (a) Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, for the Term (i) the Property, (ii) the use of all Appurtenances now or hereafter benefitting the Property (provided, said use shall be on a non-exclusive basis), and (iii) the Improvements (collectively, the "Premises"), in each case subject, but not subordinate, to the rights and interests of the lessee pursuant to the Trump Lease and subject to the terms and conditions set forth herein, and (b) Lessor hereby subleases to Lessee, and Lessee hereby subleases from Lessor, for the Term, the Ground Lease Property, subject to the terms and conditions of the Ground Lease. Without limiting the generality of the foregoing, the Premises are demised and let and the Ground Lease Property is demised and sublet subject to the matters listed on Schedule D hereto (the "Permitted Exceptions") and to Lessor's rights hereunder.

              3.   Lessor's Obligation to Construct Parking Facility.
                   -------------------------------------------------

                   a. Lessor shall construct the Parking Facility as contemplated by the "Standard Form of Agreement Between Owner and Design/Builder" between Lessor and Tonn & Blank Construction and in accordance with the provisions of this Paragraph 3.

                   b. Lessor's obligation to commence and complete construction shall be subject to its ability to procure (i) financing proceeds in the amount of at least Seventeen Million One Hundred Twenty-Eight Thousand ($17,128,000) Dollars to be used for, among other things, construction of the Parking Facility (the "Financing"), and (ii) applicable permits, licenses and other governmental approvals sufficient to permit the construction of the Parking Facility (the "Approvals"). Upon obtaining the Financing and the Approvals, Lessor shall prosecute construction of the Parking Facility with diligence, and shall use best efforts to achieve substantial completion thereof, subject to delays occasioned by Force Majeure Events.

                   c. The Parking Facility shall be constructed so as to (i) be constructed in a good and workmanlike fashion, and (ii) comply with all applicable laws, rules and regulations (including, but not limited to, the Americans with Disabilities Act) of governmental authorities having jurisdiction over the Property or the Parking Facility.

                   d. In addition, Lessor shall fully comply with, observe and discharge or cause to be complied, observed and discharged, and cause the Premises to comply with, all laws, ordinances and regulations, and other governmental rules, orders and determinations now or hereafter enacted, made or issued, whether or not presently contemplated, applicable to the Premises, improvements constructed thereon, and/or the ownership, use, operation and/or maintenance thereof including, but not limited to, any law pertaining to the environment, health or safety (collectively, "Legal Requirements") to the extent applicable to the construction of the Parking Facility and/or the ownership or use of the Premises prior to the date of Lessor's completion of the Parking Facility in accordance with the terms hereof and the issuance of a permanent certificate of occupancy therefor (the "Delivery Date"). Lessor shall indemnify and hold harmless Lessee, its members, employees, representatives, officers, directors and agents from and against any liability, obligation or expense, including reasonable attorneys' fees and other litigation expenses, incurred or asserted against them based on a violation by Lessor or Lessor's members, employees, representatives, officers, directors, invitees (other than Lessee or Lessee's members, employees, representatives, officers, directors, invitees or agents) or agents of any Legal Requirements prior to the Delivery Date.

                   e. Notwithstanding anything contained herein to the contrary, in no event shall Lessor be obligated to spend more than the amount of the Initial Rent received by Lessor under this Lease and the Trump Lease, together with the amount available to Lessor under the Financing and from payments of Supplemental Rent under this Lease and the Trump Lease, in constructing the Parking Facility.

              4.   Use; Maintenance; Compliance with Laws and Contracts.
                   ----------------------------------------------------

                 a. Lessee may use the Premises subject, but not subordinate, to the rights of the lessee under the Trump Lease, for pedestrian and vehicular ingress and egress and for the parking of automobiles, limousines, trucks, buses and vehicles of Lessee, and the employees, agents, patrons, customers, suppliers, invitees, successors and assignees of Lessee, provided all such use shall be in support of the Gaming Operations. Lessor and Lessee each acknowledge and agree that either party shall have the right to enforce reasonable rules and regulations (including "booting" after notice), to discourage persons not gaming at the gaming vessels of either Lessee or Trump from parking in the Parking Facility.

                 b. At all times during the Term following the Delivery Date, Lessee shall maintain the Premises in a good and sound condition and repair, reasonable wear and tear excepted, at Lessee's sole cost and expense and at no expense to Lessor. In the event Lessee breaches its obligation to so maintain the Premises and such breach continues for a period of thirty (30) days after Lessor provides Lessee with written notice of such breach (provided that, if the breach is of such a nature that it reasonably requires more than thirty (30) days to repair the thirty (30) day period shall be extended so long as Lessee commences such cure within said thirty (30) day period and thereafter prosecutes such cure to completion with reasonable diligence), Lessor shall have the right to enter the Premises for the purpose of conducting such repair, maintenance or replacement activities as may be necessary to cure such default. The cost of any such cure activities, including reasonable attorneys fees, shall be paid by Lessee to Lessor within five (5) days after Lessor's submission to Lessee of a written statement detailing same.

                 c. Except as expressly set forth herein to the contrary, from and after the Delivery Date, Lessee shall comply with and cause the Premises to comply with all Legal Requirements applicable to the Premises and/or the use thereof and Lessee shall not create or suffer to exist any public or private nuisance or hazardous or blighted condition on or with respect to the Premises.

                 d. Following the Delivery Date, Lessee shall duly and punctually observe, perform and comply with the provisions of any agreements which constitute a Permitted Exception, to the extent applicable to Lessee's use, occupancy and/or maintenance of the Premises, and Lessee further covenants and agrees that it will not, directly or indirectly, do any act or suffer or permit any condition or thing within Lessee's control to occur which would constitute a default by Lessor under any of the Permitted Exceptions.

                 e. Lessee may use the Ground Lease Property subject, but not subordinate, to the rights of the lessee under the Trump Lease, for the purposes permitted pursuant to the Ground Lease and for no other purpose.

           5.    Term. The term of this Lease (i) shall be from the date
                 ----
hereof through December 31, 2018 with respect to the Premises, and (ii) the earlier of the expiration date of the Ground Lease or December 31, 2018 with respect to the Ground Lease Property (the "Term"), whereupon, as applicable, Lessee shall surrender the Premises and Ground Lease Property to Lessor pursuant to Paragraph 23 herein.

        6.  Rent; Assumption of Ground Lease Obligations; Reimbursement. Lessee
            -----------------------------------------------------------
    shall pay to Lessor in lawful money of the United States as rent hereunder the following amounts at the following times:


            a. Payable upon execution hereof, an initial payment of Eight Million Four Hundred Seventeen Thousand Eight Hundred Ninety-Nine ($8,417,899) Dollars ("Initial Rent");

             b. A monthly payment equal to one hundred (100%) percent of Lessor's Debt Service requirement for the following month, payable as follows:
(i) on the fifteenth (15th) day of each month during the Term, a payment equal to fifty (50%) percent of Lessor's Debt Service requirement for the following month; and (ii) in the event that Lessor has not received a payment equal to the remaining fifty (50%) percent of Lessor's Debt Service requirement for the following month from the lessee under the Trump Lease by the twenty-third (23rd) day of the month, Lessor shall immediately provide notice to Lessee thereof, and Lessee shall make a payment equal to the remaining fifty percent (50%) of Lessor's Debt Service requirement for the following month (or such lesser amount in the event of a partial payment by the lessee under the Trump Lease) within two (2) business days of receipt of such written notice, but in no event later than the last day of such month ("Basic Rent");

             c. Payment equal to one hundred (100%) percent of the amount, if any, by which the construction costs incurred by Lessor to construct the Parking Facility exceed the net proceeds of the Financing ("Supplemental Rent"), payable as follows: (i) ten (10) days prior to the Delivery Date, a payment equal to fifty (50%) percent of the Supplemental Rent; and (ii) in the event that Lessor has not received a payment equal to the remaining fifty (50%) percent of the Supplemental Rent from the lessee under the Trump Lease by the Delivery Date, Lessor shall immediately provide notice to Lessee thereof, and Lessee shall make a payment equal to the remaining fifty percent (50%) of the Supplemental Rent (or such lesser amount in the event of a partial payment by the lessee under the Trump Lease) within two (2) business days of receipt of such written notice, provided that in no event shall Lessee's obligation with respect to Supplemental Rent exceed Seven Hundred Fifty Thousand ($750,000) Dollars; and

             d. All amounts owing pursuant to this Lease, but unpaid, shall accrue interest at the Prime Rate from and after the applicable due date until paid. All such amounts (including interest thereon) shall be deemed to be "Additional Rent" hereunder and, in the event of a failure by Lessee to pay the same, Lessor shall have all of the rights and remedies that are available for a failure of Lessee to pay Basic Rent hereunder.

             e. All amounts owing pursuant to the Ground Lease, the Lessee herein acknowledging and agreeing to assume each and every obligation of the Lessor named herein pursuant to the Ground Lease.

Lessor covenants and agrees to immediately reimburse Lessee for all amounts paid by Lessee to Lessor in excess of fifty (50%) percent of Lessee's obligations hereunder with respect to Basic Rent, Supplemental Rent, Additional Rent and all other amounts due and owing under this

Lease, if and to the extent Lessor receives payment by the lessee under the Trump Lease with respect to its corresponding obligation under the Trump Lease. The amounts owing hereunder by Lessor, if any, shall accrue interest thereon at the Prime Rate until paid or set-off. Notwithstanding anything herein to the contrary, Lessee acknowledges and agrees that Lessee's only remedies in the event of a default by Lessor under this Paragraph 6(e) shall be to set-off such amounts against Lessee's obligation to pay Basic Rent or to bring an action for money damages or injunctive relief, Lessee hereby expressly waiving any right to terminate this Lease as a result of such a default.

         7.    Absolutely Net Lease.
               --------------------

               a. This Lease is an absolutely net lease and (except as expressly provided in this Lease), any present or future law to the contrary notwithstanding, or any failure to commence or complete construction or thereafter operate the Parking Facility, shall not terminate nor shall Lessee be entitled to any abatement, reduction, setoff, counterclaim, defense or deduction with respect to any Basic Rent, Supplemental Rent, Additional Rent or other sum payable hereunder, except as provided in Section 6 hereof.

               b. Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Lessor or any assignee of Lessor or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. Except as specifically provided herein, Lessee waives all rights to terminate or surrender this Lease, and to any abatement or deferment of Basic Rent, Supplemental Rent, Additional Rent or other sums payable hereunder.

         8.    Taxes, Assessments and Utilities.
               --------------------------------

               a. Subject to the provisions of Paragraph 14 herein, Lessee shall pay or cause to be paid (i) all taxes, assessments, levies, fees, water and sewer rents, charges, licenses, permit fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which, at any time during the Term, (A) are imposed or levied upon or assessed against the Premises, or (B) arise in respect of the operation, possession or use of the Premises; (ii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Premises; (iii) all charges for utilities provided to the Premises; and (iv) all taxes, assessments, levies, charges, fees or payments in lieu of or as a substitute for and substantially the same as the charges or payments referred to in clauses (i) through (iii) above. Lessee shall furnish to Lessor, promptly after demand therefor, proof of payment of all items referred to above which are payable by Lessee. If any such tax, levy, assessment or charges may legally be paid in installments, Lessee may pay such tax, levy, assessment or charges in installments; in such event, Lessee shall be liable only for such portion of such taxes, levies, assessments and charges as are applicable to the Term, irrespective of whether payable before or after the expiration thereof.

                         b. Nothing contained in this Paragraph 8 shall obligate
Lessee to pay to or on behalf of Lessor, Lessor's assignee, transferee or successor (i) any United States federal tax on net income and items of tax preference or federal tax in lieu of a net income tax; (ii) any state tax imposed on or measured by Lessor's gross income or net income, or any state franchise or similar tax in lieu thereof; (iii) any county, municipal or local tax imposed on or measured by net income; and (iv) any income or capital gains taxes payable by Lessor upon sale or disposition by it of the Premises.

                    9.   Liens. Subject to Paragraph 14 hereof, Lessee shall
                         -----
promptly remove and discharge, or cause to be removed and discharged, any charge, lien, security interest or other encumbrance upon the Property that arises out of the use or occupancy of, or any construction on, the Property or any part thereof by or on behalf of Lessee, but specifically excluding the Permitted Encumbrances and any mortgage, deed of trust, charge, lien, security interest or encumbrance created by Lessor. Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. Notice is hereby given that Lessor will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding the Premises or any part thereof through or under Lessee and that no mechanic's, construction or other liens for any such labor, services or materials shall attach to or affect the interest of Lessor in and to the Property.

                    10.  Indemnification. Following the Delivery Date, Lessee
                         ---------------
shall defend all actions against Lessor, its members and any officer, director, shareholder, agent or employee of Lessor and its members (each, a "Lessor Indemnitee") with respect to, and shall pay, protect, indemnify and save harmless all Lessor Indemnitees from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature (other than those arising from Permitted Exceptions, unless caused by a breach by Lessee of its obligations hereunder or the negligence or misconduct of Lessee) ("Losses") to which any Lessor Indemnitee is subject that result from
(i) a breach of this Lease by Lessee, (ii) injury to or death of any person, or damage to or loss of property on or by reason of activity on the Premises, including the use, condition or occupancy thereof, and/or (iii) any contest referred to in Paragraph 14. In case any action, suit or proceeding is brought against any Lessor Indemnitee by reason of any occurrence herein described, such Lessor Indemnitee shall provide Lessee with prompt written notice thereof, whereupon Lessee shall and at its own cost and expense, defend such action, suit or proceeding with counsel reasonably satisfactory to Lessor. Nothing herein shall be construed as indemnifying any Lessor Indemnitee against its own negligence or misconduct, or any matters resulting from or constituting a breach by Lessor of any representation, warranty or obligation of Lessor herein. Notwithstanding anything herein to the contrary, Lessee shall have no indemnification obligation under this Paragraph with respect to any Losses to the extent such Losses arise in connection with and are attributable to the negligence or misconduct of the lessee under the Trump Lease and/or its members or any officer, director, shareholder, agent or employee of the lessee under the Trump Lease and/or its members.

               11.  Condemnation.
                    ------------

                    a. If the use, occupancy or title to the Premises and the Ground Lease Property, or any part thereof, or any buildings or improvements thereon, is permanently taken, requisitioned, sold or impaired (each, a "taking") in, by or on account of any actual or threatened eminent domain proceeding or other action by any person having the power of eminent domain, there shall be no abatement or reduction in the amounts payable by the Lessee as Basic Rent, Supplemental Rent or Additional Rent, and Lessee shall continue to be obligated to make such payments.

                    b. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of all or any portion of the Premises and Ground Lease Property, the Lessor and Lessee shall notify Mortgage Lender of the pendency of such proceedings. The Mortgage Lender may participate in any such proceedings and the Lessor and Lessee shall from time to time deliver to the Mortgage Lender all instruments requested by it to permit such participation. The Lessor shall, at its sole cost and expense, diligently prosecute any such proceeding and shall consult with the Mortgage Lender, its attorneys and experts and cooperate with it in any defense of any such proceedings. Neither Lessor nor Lessee shall, without the Mortgage Lender's prior express written consent, enter into any agreement for the taking or conveyance in lieu thereof of the Premises and Ground Lease Property, or any part thereof, with anyone authorized to acquire the same by eminent domain, condemnation or like power or proceeding. Upon the occurrence of any condemnation or taking or agreement in lieu thereof with respect to the Premises and the Ground Lease Property, or any part thereof, the condemnation proceeds shall be applied or disbursed in accordance with the provisions of the Mortgage, if any. In the absence thereof, all such condemantion proceeds shall be applied by Lessor to the repair, restoration, replacement and rebuilding of the Premises as near as practicable to the condition immediately preceding such taking and the balance of the condemnation proceeds, if any, shall be remitted fifty (50%) percent to Lessee and fifty (50%) percent to the lessee under the Trump Lease.

               12.  Insurance.
                    ---------

                    a. Lessee shall maintain or cause to be maintained insurance on the Premises (i) in accordance with the requirements of the Mortgage and any loan documents related thereto, including, without limitation, with respect to the types of insurance, providers, amounts and deductibles, or
(ii) if no Mortgage is in effect, of the following character:

                         (1)  Broad Form Commercial General Liability insurance,
including contractual liability, with minimum limits of liability of Twenty Million ($20,000,000) Dollars per occurrence combined single limit of liability for bodily injury, property damage and personal injury. Lessee shall increase these liability limits as Lessor shall reasonably require from time to time. This insurance shall specifically include all liability assumed hereunder by Lessee and shall provide that it is primary insurance and not excess over or contributory with any other insurance.

                         (2) Such other insurance, including, but not limited
to, a "Special Perils" Builders' Risk insurance policy against loss or damage by fire and such other hazards, including theft of construction materials and contents from the site and "Special Perils" property insurance policy covering the Improvements, in such amounts and against such risks, as is required by any Mortgage Lender.

All such insurance shall be issued by companies which shall have an A.M. Best Rating Guide Stability Rating of A- or better, and a Financial Rating of VI or better, on forms, in amounts, and with deductibles, all of which are acceptable to Lessor and Mortgage Lender, and shall name Lessor as an additional insured party and include Lessee as its interest may appear.

                    b. Each policy required pursuant to Paragraph 12a(2) shall bear a mortgagee endorsement in favor of Mortgage Lender; and any loss under any such policy shall be payable to Mortgage Lender to be held and applied pursuant to the Mortgage. Every policy required by Paragraph 12a shall provide that it will not be cancelled or amended except after thirty (30) days written notice to Lessor and that (to the extent such provision is obtainable on commercially reasonable terms) it shall not be invalidated by any act or negligence of Lessor or Lessee, nor by occupancy or use of the Premises for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Premises, nor by change in title to or ownership of the Premises. It is understood and agreed that every policy referred to in this Paragraph 12 may be a blanket policy covering other locations operated by Lessee or its Affiliates, provided that such blanket policies otherwise comply with the provisions of this Paragraph.

                    c. Lessee shall deliver or cause to be delivered to Lessor and Mortgage Lender duplicate originals of the applicable insurance policies or original certificates thereof, satisfactory to Lessor and Mortgage Lender, evidencing the existence of all insurance that is required to be maintained hereunder, such delivery to be made (i) at the time of execution and delivery hereof and (ii) at least thirty (30) days prior to the expiration of any such insurance evidencing renewal or replacement coverage. Lessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Paragraph 12 unless Lessor and Mortgage Lender are additional insureds therein, with loss payable and mortgagee endorsements as provided herein. Lessee shall immediately notify Lessor and Mortgage Lender whenever any such separate insurance is obtained and shall deliver to Lessor the policies or certificates evidencing the same.

               13.  Casualty. Neither Lessee nor Lessor shall have the right
                    --------
to terminate this Lease if there is a casualty. If all or any part of the Premises and Ground Lease Property shall be damaged or destroyed there shall be no abatement or reduction in the amounts payable by the Lessee as Basic Rent, Supplemental Rent or Additional Rent, and Lessee shall continue to be obligated to make such payments. All insurance proceeds in respect of a casualty occurring on the Premises shall be held for disposition in accordance with the provisions of the Mortgage, if any. In the absence thereof, all such insurance proceeds shall be applied by Lessor to the repair, restoration, replacement and rebuilding of the Premises as near as practicable to the condition immediately preceding such casualty and the balance of the casualty proceeds, if any, shall be remitted fifty (50%) percent to Lessee and fifty (50%) percent to the lessee under the Trump Lease.

                    14.  Permitted Contests. Notwithstanding any other provision
                         ------------------
of this Lease, Lessee shall not be required, nor shall Lessor have the right, to pay, discharge or remove any tax, assessment, levy, lien or encumbrance, or to comply with any Legal Requirements applicable to the Premises or any part thereof or the use thereof, as long as (i) Lessee is diligently and in good faith contesting the existence, amount or validity thereof by appropriate proceedings; (ii) Lessee has taken such measures as are necessary to prevent sale, forfeiture or loss of Lessor's, or a member of Lessor's, interest in the Premises or any part thereof, and provided that such contest shall not subject Lessor or Mortgage Lender to the risk of any civil or criminal liability or fine; and (iii) Lessee shall give such security as may be reasonably required by Lessor to insure ultimate payment of such tax, assessment, levy, fee, rent, charge, lien, encumbrance or compliance with Legal Requirements (including penalties, interest, and reasonable costs and expenses) and to prevent any sale, forfeiture or loss of Lessor's, or a member of Lessor's, interest in the Premises or part thereof. Lessee further agrees that each such contest shall be promptly prosecuted to a final conclusion, that it will hold and save Lessor, its members and Mortgage Lender harmless against any and all losses, judgments, decrees and costs (including reasonable attorneys' fees and expenses) in connection therewith, and that it will, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein, together with all penalties, fines, interests, costs and expenses thereon or in connection therewith, and perform all acts the performance of which shall be finally ordered or decreed as a result thereof. Lessor agrees, at Lessee's sole expense, to cooperate with Lessee in any contest permitted hereby, to execute any documents relating thereto that are reasonably requested by Lessee and that do not adversely affect Lessor, any member of Lessor or any of Lessor's rights hereunder, and to allow Lessee to bring any such contest, if legally required, in Lessor's name, provided that Lessee hereby agrees to indemnify Lessor against any loss, damages or expense incurred by reason thereof.

                    15.  Default Provisions.
                         ------------------

                         a.   Any of the following occurrences or acts shall
constitute an Event of Default under this Lease: If (i) Lessee shall fail to pay any Basic Rent, Supplemental Rent or Additional Rent when due and such failure shall continue for ten (10) days (except that Basic Rent must in all cases be paid prior to the last day of the applicable month), (ii) Lessee shall fail to observe or perform any other provision hereof and such failure shall continue for forty-five (45) days after notice to Lessee of such failure (provided that in the case of any such default which cannot be cured by the payment of money and cannot with diligence be cured within such forty-five (45) day period, if Lessee shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such default may be cured shall be extended for such period as is necessary to complete the curing thereof with diligence), (iii) Lessee shall suffer Bankruptcy, or (iv) an Event of Default shall occur and be continuing under the Loan Agreement other than pursuant to Section 6.1(r) thereof.

                         b.   If an Event of Default shall have occurred and be
continuing for (i) a period of twenty-five (25) days or more and the Agent (as such term is defined in the Loan Agreement) shall have directed Lessor to suspend Lessee's rights under this Lease, or (ii) a period of one hundred twenty
(120) days or more (whether or not the Agent shall have so directed Lessor), Lessor shall have the right to suspend, and if directed to do so by the Agent shall suspend, Lessee's rights under this Lease and prohibit Lessee and its employees, contractors, patrons, invitees and agents from entering onto the Premises and Ground Lease Property or any part thereof until such time as the Event of Default has been cured.

                         c.   If the Event of Default shall have occurred and be
continuing for (i) a period of twenty-five (25) days or more and the Agent shall have directed Lessor to terminate this Lease, or (ii) a period of two hundred seventy (270) days or more (whether or not the Agent shall have so directed Lessor), Lessor may, and if directed to do so by the Agent shall, terminate this Lease by providing Lessee with written notice to that effect. Upon such termination, Lessor shall have the right to evict and dispossess Lessee from the Premises and Ground Lease Property by appropriate proceedings.

                         d.   Unless Lessor shall have previously terminated
this Lease pursuant to Section 15(c) hereof, no eviction or any other exercise of rights or remedies by Lessor shall prevent Lessee from curing a default under this Lease within two hundred seventy (270) days of an Event of Default, provided that if any payment obligation of Lessee hereunder (i) is not paid within ten (10) days after the same has become an Event of Default, interest shall commence to acrue thereon at the rate of interest announced from time to time by Chase Manhattan Bank as its "prime rate" plus five (5%) percent (but in no event shall said rate exceed the maximum interest rate permitted by applicable law), and (ii) is not paid within thirty (30) days after the same has become an Event of Default, the amount necessary to cure (exclusive of any interest penalty amounts) shall be increased by one hundred (100%) percent.

                         e.   No expiration or termination of this Lease and no
re-entry or repossession of the Premises and Ground Lease Property, whether any of the foregoing occur pursuant to this Section 15, by operation of law or otherwise shall, except to the extent provided by law, relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry or repossession.

                         f.   If Lessee's right to possession of the Premises
and Ground Lease Property has been terminated (or if such right has terminated because of any expiration or termination of this Lease or re-entry or repossession of the Premises and Ground Lease Property by reason of the occurrence of an Event of Default and the following remedy should be available at law), Lessee will pay to Lessor all Basic Rent, Supplemental Rent and Additional Rent and other sums required to be paid by Lessee to and including the date of such expiration, termination, re-entry or repossession, if any; and, thereafter, Lessee shall, until the end of the period that would have been the term of this Lease in the absence of such expiration, termination, re-entry or repossession, and whether or not the Premises and Ground Lease Property shall have been relet, be liable to Lessor for, and shall at Lessor's option either
(i) continue to pay to Lessor on a monthly basis all Basic Rent, Supplemental Rent, Additional Rent and other sums which would have otherwise been required to be paid by Lessee pursuant to the terms of this Lease until the end of the period that would have been the full Term of this Lease, or (ii) pay to Lessor as liquidated and agreed current damages, all Basic Rent, Supplemental Rent, Additional Rent and other sums that would be payable under this Lease by Lessee in the absence of such expiration, termination, re-entry or repossession, less the net proceeds, if any, of any reletting of the Premises and Ground Lease Property by or on behalf of Lessor, after deducting from such proceeds all Lessor's expenses in connection with such reletting (including, but not limited to, all repossession costs, brokerage commissions, reasonable attorneys' fees and expenses incurred in connection with the termination of this Lease and with such reletting, employees' expenses, alteration costs and expenses of preparation for such reletting).

               16.  Rights of Lessor.
                    ----------------

                    a. No right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or provided by law, now or hereafter existing. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by Lessor of any Basic Rent, Supplemental Rent, Additional Rent or other sum payable hereunder with knowledge of the breach or any provision hereof shall not constitute a waiver or such breach, and no waiver of any provision hereof shall be deemed to have been made unless made in writing. Lessor shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to Lessor in equity or at law.

                    b. Lessee hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have to redeem the Premises or to have a continuance of this Lease after termination of Lessee's right of possession by order or judgment of any court or by any legal process or writ, or after the termination of the term of this Lease as herein provided, and (ii) the benefits of any law that exempts property from liability for debt or for distress for rent.

                    c. Notwithstanding anything herein to the contrary, Lessor reserves the right to permit the holder or beneficiary of any rights pursuant to any Permitted Exceptions to exercise such rights, provided that Lessor shall use reasonable efforts to cause the holder of such rights to exercise same in such a manner as to minimize any interference with Lessee's operations.

               17.  Litigation Expenses.
                    -------------------

                    a. If Lessor or Mortgage Lender shall be made a party to any third party litigation commenced by or against Lessee as a result of Lessor's ownership of, or Mortgage Lender's interest in, the Premises and the Ground Lease Property, then Lessee shall provide Lessor and Mortgage Lender, as applicable, with counsel reasonably satisfactory to Lessor and Mortgage Lender and pay the expenses thereof or, upon a failure to so defend, pay all costs and reasonable attorneys' fees and expenses incurred by Lessor and Mortgage Lender in connection with such litigation.

                         b.  If either party shall bring legal proceedings
against the other by reason of the breach of any provision hereof, or otherwise arising out of this Lease, the prevailing party in such proceeding shall be entitled to its costs and reasonable attorneys' fees which shall be payable whether or not such action is prosecuted to judgment. As used herein, "prevailing party" shall include, but not be limited to, a party who brings an action against the other after the other's default or breach, if such action is dismissed upon the other's payment of the sums allegedly due or performance of the covenants allegedly breached, or if the plaintiff obtains substantially the relief sought by it.

                    18.  Assignment and Subletting. Lessee may not sublease all
                         -------------------------
or any part of the Premises or sub-sublease the Ground Lease Property or assign all or any part of its interest hereunder without the prior written consent of Lessor and the Mortgage Lender. No such assignment or lease of the Premises or sub-sublease of the Ground Lease Property shall modify or limit any right or power of Lessor hereunder or affect or reduce any obligation of Lessee hereunder and all such obligations shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no assignment or leasing had been made. Notwithstanding the foregoing, the consent of the Lessor and Mortgage Lender shall not be required for the Lessee to assign this Lease to the purchaser of Lessee's Gaming Operations including, but not limited to, the Majestic Berthing Agreement, provided such purchaser (i) has a senior implied debt rating or senior unsecured rating of at least B2 by Moody's Investors Service and a corporate credit rating of at least B by Standard & Poor's, and
(ii) assumes in writing all of Lessee's obligations pursuant to this Lease, from and after the date thereof, whereupon Lessee shall be released from all of its obligations and liabilities hereunder.

                    19.  Mortgages.
                         ---------

                         a.  Lessee acknowledges that Lessor shall execute and
deliver one or more mortgages with respect to its interest in the Premises and Ground Lease Property (each a "Mortgage") in order to secure Permitted Financing and, in connection therewith, shall assign its interest in and to this Lease. If either Lessor or the mortgagee, grantee or trustee under any such Mortgage provides written notice to Lessee of the existence of such Mortgage and the address of the mortgagee, grantee or trustee thereunder for the service of notices, such mortgagee, grantee or trustee, or a shareholder, director, officer, partner (general or limited) or member of any of the foregoing, shall be deemed to be a "Mortgage Lender" hereunder and entitled to the rights and protections afforded a Mortgage Lender in this Lease.

                         b.  If any Mortgage Lender or a person designated by
such Mortgage Lender shall either become the owner of the Property upon the exercise of any remedy provided for in the Mortgage, such Mortgage Lender or such person shall have the right to assign to any person this Lease or such new lease upon notice to Lessee, without obtaining the consent or approval of Lessee.

                         c.  No surrender (except a surrender upon the
expiration of the Term) by Lessee to Lessor of this Lease, or of the Premises and Ground Lease Property or any part thereof, or of any interest therein, and no termination of this Lease, may occur, nor shall any of the terms hereof be amended, modified, changed or cancelled, without the prior written consent of the Mortgage Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

                         d.  No Mortgage Lender shall become personally liable
for the performance or observance of any covenants or conditions to be performed or observed by Lessor.

                         e.  In the event Mortgage Lender imposes a written
condition to closing on a loan secured by a Mortgage that the Lease be amended in one or more specific respects and Lessor determines to so amend this Lease, Lessee shall promptly execute an amendment to this Lease in the form required by Lessor, provided such amendment does not increase any of the financial or other obligations of Lessee or materially reduce the obligations of Lessor hereunder.

                         f.  Lessee covenants and agrees to furnish to Mortgage
Lender as soon as practicable after the end of each fiscal quarter of Lessee, and in no event later than forty-five (45) days thereafter, internally prepared financial statements of Lessee for such quarter consisting of the balance sheets of Lessee as of the end of such quarter and the related statements of income and cash flows for the quarter, accompanied by the certificate of Lessee's chief financial officer (or equivalent), certifying (i) that such financial statements were prepared in accordance with generally accepted accounting principles; and
(ii) that no Event of Default has occurred and is continuing under this Lease, or if such Event of Default is continuing, how Lessee proposes to cure the same.

                         g.  Lessee covenants and agrees to furnish to Mortgage
Lender as soon as practicable after the end of each fiscal year, and in no event later than one hundred twenty (120) days thereafter, audited financial statements of Lessee for such fiscal year consisting of the balance sheets of Lessee as of the end of such fiscal year and the related statements of income and cash flows for the fiscal year then ended, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared by a certified public accountant reasonably acceptable to Mortgage Lender, accompanied by such accountant's unqualified opinion as to such financial statements and a copy of the management letter issued in connection with such accountant's audit thereof, and accompanied by the certificate of the chief financial officer of Lessee (or the equivalent) that such statements fairly present the financial position, results of operations and cash flows of Lessee as of such date and for such fiscal year and were prepared in accordance with generally accepted accounting principles.

                         h.  Lessee covenants and agrees to promptly notify
Mortgage Lender with respect to (i) the occurrence of any event that materially adversely affects Lessee, its properties, financial position or ability to conduct its business operations in substantially the manner and level contemplated to be conducted as of the date of this Lease, (ii) any modification of any law, regulation or ordinance of the State of Indiana, or any agency or political subdivision thereof, that has a material adverse effect on Lessee's ability to maintain its gaming license or to conduct its gaming business at its present location, and (iii) the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting Lessee or any property of Lessee in which an adverse determination or result would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Lessee or on the ability of Lessee to perform its obligations under this Lease, stating the nature and status of such event, amendment, action, suit or proceeding and providing such additional information as Mortgage Lender may reasonably request.

                  20.  Notices, Demands and Other Instruments. All notices,
                       --------------------------------------
offers, consents and other instruments given pursuant to this Lease shall be in writing and shall be validly given when hand delivered or mailed by prepaid registered or certified mail, return receipt requested, or by nationally recognized messenger or courier service guaranteeing overnight delivery, postage prepaid, to:

                  Lessee:           AMB Parking Associates, LLC
                                    c/o Don H. Barden
                                    Suite 2400, 400 Renaissance Center
                                    Detroit, Michigan 48243

                  Lessor: Buffington Harbor Parking Associates, LLC One Buffington Harbor Drive
                                    Gary, Indiana 46406

                  With a copy to:   Trump Indiana, Inc.
                                    One Buffington Harbor Drive
                                    Gary, Indiana 46406

                  And a copy to:    AMB Parking Associates, LLC
                                    c/o Don H. Barden
                                    Suite 2400, 400 Renaissance Center
                                    Detroit, Michigan 48243

Notices shall be effective upon receipt and, if mailed, shall be presumed received three (3) business days after being deposited, postage prepaid, in the United States mail, and if sent via such messenger or courier service of nationally recognized standing (e.g., Federal Express), shall be presumed received one (1) business day after being deposited with such messenger or courier service. Lessor and Lessee each may from time to time specify, by giving written notice to the other party, (i) any other address as its address for purposes of this Lease and (ii) any other person or entity that is to receive copies of notices, offers, consents and other instruments hereunder.

               21.  Estoppel Certificates. Lessor and Lessee will, from time to
                    ---------------------
time, upon twenty (20) days prior written request by the other, execute, acknowledge and deliver to the requesting party a certificate duly signed by an authorized officer, partner or officer of member, or member of member, as the case may be, stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications) and the dates to which Basic Rent, Supplemental Rent, Additional Rent and other sums payable to Lessor hereunder have been paid, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer has knowledge. Any such certificate may be relied upon by any actual or prospective mortgagee, assignee, sublessee or purchaser of the Premises and Ground Lease Property.

               22.  No Merger. There shall be no merger of this Lease or of the
                    ---------
estate hereby created with any other estate in the Premises and Ground Lease Property by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the estate hereby created or any interest herein or in such estate as well as any other estate in the Premises and Ground Lease Property or any interest in such other estate.

               23.  Surrender. Upon the expiration or earlier termination of the
                    ---------
Term hereof, Lessee shall surrender the Premises and Ground Lease Property to Lessor in the condition in which the Premises and Ground Lease Property were originally received from Lessor, reasonable wear and tear excepted.

               24.  Severability; Binding Effect; Amendments to be in Writing.
                    ---------------------------------------------------------
Each provision hereof shall be separate and independent and the breach of any such provision by Lessor shall not discharge or relieve Lessee from its obligations to perform each and every covenant to be performed by Lessee hereunder. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and enforceable to the extent permitted by law. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of Lessor and Lessee to the same extent as if each such successor and assign were named as a party hereto. Subject to the provisions of Paragraph 19(c) hereof, this Lease may not be changed, modified or discharged except by a writing signed by Lessor and Lessee, and, provided no Event of Default has occurred and is continuing thereunder, consented to by the lessee under the Trump Lease, which consent shall not be unreasonably withheld, conditioned or delayed.

               25.  Governing Law. This Lease shall be governed by and
                    -------------
interpreted in accordance with the laws of the State of Indiana.

               26.  Headings and Table of Contents. The headings of various
                    ------------------------------
paragraphs herein and the table of contents have been inserted for convenient reference only and shall not to any extent have the effect of modifying or amending the express terms and provisions of this Lease.

          27.  Subordination to Lenders. This Agreement and all leasehold
               ------------------------
interests or licenses granted hereunder are and shall be subject and subordinate at all times and in all respects to the lien of any mortgage granted by Lessor that now or hereafter affects the Premises or the Ground Lease Property, or any part thereof, and/or Lessor's interest therein and any and all advances made or hereafter made upon the security thereof, together with any interest thereon and all other sums secured by such mortgage, and to any agreement at any time modifying, supplementing, restating, extending or replacing any such mortgage. This Paragraph 27 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, however, Lessee shall execute and deliver promptly any certificate that Lessor and/or any mortgagee and/or its respective successors and assigns may request. Lessee agrees that it will take no steps to terminate this Lease or abate amounts payable hereunder without giving any mortgagee requesting same, written notice of any default by Lessor and the opportunity to cure such default (without any obligation on the part of any such person to cure such default) within forty-five (45) days thereafter or such longer period as may be reasonably necessary to affect such cure. Upon any mortgagee's acquiring or succeeding to the interest of Lessor under this Agreement Lessee shall, and upon the written request of such mortgagee, and without further instruments of attornment, fully warrant to, attorn to and recognize such mortgagee as Lessor under this Agreement. The foregoing provisions of this Paragraph shall inure to the benefit of any such mortgagee, shall be self-operative, and no further instrument shall be required to give effect to said provisions. Upon demand of any such mortgagee, Lessee agrees to execute instruments to evidence and confirm the foregoing provisions of this Paragraph 27 satisfactory to any such mortgagee. The foregoing subordination and agreements on behalf of Lessee are expressly conditioned upon Lessor's obtaining a non-disturbance agreement for the benefit of Lessee in form and substance reasonably acceptable to Lessee from each and every mortgagee.

          28.  Holding Over. If Lessee remains in the possession of the Premises
               ------------
and Ground Lease Property after the expiration of the Term, such continued possession shall, if rent is paid by Lessee and accepted by Lessor, create a month-to-month tenancy on the terms and conditions herein specified and at a Basic Rent equal to such portion of the Basic Rent allocable to the month prior to the expiration of the Term, and said tenancy may be terminated at any time by either party by thirty (30) days prior written notice to the other party.

          29.  Quiet Enjoyment. At all times during the Term, so long as no
               ---------------
Event of Default shall exist and be continuing, the rights and privileges of Lessee hereunder and to the possession and quiet enjoyment of the Premises and Ground Lease Property shall not be disturbed by Lessor or any person acting though or on behalf of Lessor except by persons exercising rights under a Permitted Exception.

          30.  Disclaimer of Lessor's Liability for Consequential Damages.
               ----------------------------------------------------------
Notwithstanding anything herein to the contrary, in no event shall Lessor have responsibility or liability to Lessee or Lessee's members, parents, Affiliates, shareholders, employees, directors or other representatives, or Affiliates thereof, for (a) indirect damages, (b) consequential damages, (c) lost profits or revenues, or (d) damages for diminution or loss of public image, reputation or goodwill for any alleged or actual breach of this Lease or any alleged or actual breach of any duty (whether such duty arises or is alleged to arise from contract, statute, common law or otherwise), even if same result from or are caused by a breach by Lessor of this Lease or of the aforementioned duties.

          31.  Counterparts. This Lease may be executed in any number of
               ------------
counterparts, each of which as executed shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument.

          32.  Recording. Either party shall have the right to place this Lease
               ---------
or a memorandum thereof of record in Lake County, Indiana.

          33.  Certain Obligations Joint. Lessee acknowledges that its
               -------------------------
obligations under Sections 4(b), (c) and (d), 6(e), 8(a), 9, 10 and 12 (the "Joint Obligations") are joint and several with the obligations of the lessee under the Trump Lease pursuant to Sections 4(b), (c) and (d), 6(f), 8(a), 9, 10 and 12 of the Trump Lease. Lessor agrees to accept performance by Lessee and/or the lessee under the Trump Lease of the Joint Obligations as performance of such obligations under both this Lease and the Trump Lease.

          34.  Lessee's Representations and Warranties. Lessee represents and
               ---------------------------------------
warrants to Lessor and Mortgage Lenders as follows:

               a. Lessee is an Indiana limited liability company, validly existing and in good standing under the laws of the State of Indiana and has all requisite power and authority to execute and deliver and to perform all of its obligations under this Lease and the execution and delivery hereof and the carrying out of the transactions contemplated hereby will not violate, conflict with or constitute a default under the terms of any document filed by Lessee pursuant to the Securities Exchange Act of 1934, as amended ("Lessee's Filings"), or violate any law, regulation or order of the United States or the State of Indiana or agency or political subdivision thereof, including without limitation the Indiana Gaming Commission, or any court order or judgment in any proceeding to which Lessee is or was a party or by which any property of Lessee is bound.

               b. The execution, delivery and performance by Lessee of this Lease and the Berthing Agreement have been duly authorized by all necessary corporate action.


               c. This Lease has been duly executed and delivered by the authorized officers of Lessee and is the legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               d. The financial statements included in the Lessee's Filings are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles, and fairly present the financial condition of the subject thereof as of the respective dates and for the respective periods thereof. No materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof. None of the aforesaid financial statements and none of the representations and warranties set forth herein, contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

               e. No consent, approval, order or authorization of or registration, declaration or filing with any governmental authority, including without limitation the State of Indiana, the Indiana Gaming Commission, the City of Gary, Indiana is required in connection with (i) the valid execution and delivery of this Lease, or (ii) the carrying out or performance of any of the transactions required or contemplated hereby, or, if required, such consent, approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished.

               f. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to Lessee's knowledge, threatened against or affecting Lessee which, if adversely determined, would have a material adverse effect on Lessee or its business or financial condition or its ability to carry out its obligations hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date and year first above written.

                                  Lessor:

                                  BUFFINGTON HARBOR PARKING
                                    ASSOCIATES, LLC

                                  By:  Trump Indiana, Inc. Member


                                       By:______________________________


                                  By:  AMB Parking Associates, LLC
                                       By:  ____________________________, Member


                                            By:_________________________________

                                  Lessee:

                                  THE MAJESTIC STAR CASINO, LLC
                                  By: Barden Development, Inc., Member


                                       By:  ____________________________, Member

                                   Schedule A
                                   ----------

                   Legal Description of Lessor's Real Property

PARCEL A DESCRIPTION

A parcel of land in the Southeast Quarter of Fractional Section 23, Township 37 North, Range 9 West of the Second Principal Meridian, in the City of Gary, Lake County, Indiana, more particularly described as follows:

Beginning at the Southerly corner of Buffington Harbor Riverboats, L.L.C. Parcel 1 as recorded in Document No. 95067683 in the Office of the Recorder of said County;

1. thence North 35(Degrees)53'21" East along the southeasterly line of said Parcel 1, a distance of 626.90 feet to the easterly corner of said Parcel 1;

2. thence North 54(Degrees)06'39" West, a distance of 289.37 feet along the Northeasterly line of said Parcel 1 to a point on the Northwesterly line of a parcel of patented land recorded in Lake County Deed Record 392, Page 312;

3. thence North 35(Degrees)53'21" East, a distance of 44.58 feet along the Northwesterly line of said parcel;

4.   thence South 54(Degrees)06'39" East a distance of 118.82 feet;

5. thence North 35(Degrees)53'21" East, a distance of 82.62 feet to the Northeasterly line of a parcel of patented land recorded in Lake County Deed Record 473, Page 29;

6. thence South 54(Degrees)06'39" East along said line a distance of 160.00 feet;

7.   thence South 35(Degrees)53'21" West, a distance of 82.62 feet;

8.   thence South 54(Degrees)06'39" East a distance of 410.65 feet;

9. thence South 35(Degrees)53'21" West, a distance of 551.21 feet to a point of non-tangent curve;

10. thence 79.52 feet along an arc convex to the Northwest, said curve having a radius of 94.22 feet, and subtended by a long chord which bears South 65(Degrees)28'30" West, a distance of 77.18 feet;

11. thence South 42(degrees)41'33" West, a distance of 53.53 feet to the Northeasterly right-of-way line of the Elgin, Joliet, & Eastern Railway Company as recorded in Lake County Deed Record 117, Page 10;

12. thence North 54(Degrees)06'39" West, a distance of 355.66 feet along said Northeasterly right-of-
          way line to the POINT OF BEGINNING, containing 6.678 acres, more or less.


                              PARCEL B DESCRIPTION

A parcel of land in the Southeast Quarter (SE 1/4) of Fractional Section Twenty-three (23) and the Northeast Quarter (NE 1/4) of Section Twenty-Six (26), Township Thirty-Seven North (T37N), Range Nine West (R9W) of the Second Principal Meridian, in the City of Gary, Lake County, Indiana, more particularly described as follows:

Beginning at the Northeasterly corner of Buffington Harbor Riverboats, L.L.C. Parcel 2 as recorded in Document No. 95067683 in the Office of the Recorder of said County;

1) thence South 54(Degrees)06'39" East along the Southeasterly line of said Parcel 4 of Exhibit A as recorded in Lake County Document No. 96052358 and along the Southwesterly line of the Fourth (4th) parcel as described in Lake County Deed Record 282, Page 248, a distance of 475.31 feet;

2)   thence South 36(Degrees)02'19" West, a distance of 440.01 feet;

3) thence North 49(Degrees)38'51" West, a distance of 457.29 feet to the Southeasterly line of said Parcel 2;

4) thence North 34(Degrees)13'33" East along said Southeasterly line, a distance of 16.84 feet;

5) thence North 30(Degrees)46'03" East along said Southeasterly line, a distance of 203.32 feet;

6) thence North 36(Degrees)00'21" East along said Southeasterly line, a distance of 185.08 feet to the POINT OF BEGINNING, containing 4.548 acres, more or less.

                                   Schedule B
                                   ----------

                                  Appurtenances

 .    Indiana Department of Environmental Management, Permit Approval No. 9283
     dated December 28, 1995 for sanitary sewer system to be located from Buffington Harbor, along U.S. Highway 12 to the Gary Airport entrance.

 .    Indiana Department of Environmental Management, Permit Approval No. M-2483
     dated December 6, 1995 for water main service to Buffington Harbor Riverboats.

 .    Utility Easement between the Gary Regional Airport Authority, as grantor, and Buffington Harbor Riverboats, L.L.C., as grantee, dated February 7,
     1996.

 .    Utility Easement between Swift Transportation Co., Inc., as grantor, and
     Buffington Harbor Riverboats, L.L.C., as grantee.

 .    Utility Easement between Thatcher Engineering Corporation, as grantor, and
     Buffington Harbor Riverboats, L.L.C., as grantee, dated March 11, 1996.

 .    License dated February 16, 1996 between Elgin, Joliet and Eastern Railway
     Company, as licensor, and Buffington Harbor Riverboats, L.L.C., as licensee.

 .    Agreement No. BCT-025780 dated March 11, 1996 between CSX Transportation,
     Inc. and Trump Indiana, Inc.

 .    Agreement for Pipeline Occupation between Consolidated Rail Corporation and
     Buffington Harbor Riverboats, L.L.C. dated January 5, 1996.

 .    State of Indiana Department of Transportation Right of Way Permit No.
     96LC00019.

 .    Access Easement dated June 30, 1995 between Lehigh Portland Cement Company and Trump Indiana, Inc., as amended through the date hereof.

 .    Easement Agreement dated June 30, 1995 between Lehigh Portland Cement
     Company and Trump Indiana, Inc., as amended through the date hereof.

 .    Pavilion Easement Agreement dated September 29, 2000 between Gary New
     Century, LLC, Buffington Harbor Riverboats, L.L.C. and Buffington Harbor Parking Associates LLC.

 .    Agreement by and between Elgin, Joliet and Eastern Railway Company and
     Buffington Harbor Riverboats, L.L.C., dated as of July 3, 1996, and Memorandum of Agreement with respect thereto and of even date therewith filed for record in Lake County, Indiana as Instrument No. 96049455, excluding therefrom, however, any right to construct any

     "Overpass" (as such term is defined in such July 3, 1996 Agreement).

 .    Special Warranty Deed between Elgin, Joliet and Eastern Railway Company and
     Buffington Harbor Riverboats, L.L.C., dated July 1, 1996 and filed for record in Lake County, Indiana on August 5, 1996 as Instrument No.
     96052358.

 .    Special Warranty Deed between Buffington Harbor Riverboats, L.L.C., and
     Elgin, Joliet and Eastern Railway Company dated July 1, 1996 and filed for record in Lake County, Indiana on August 5, 1996 as Instrument No. 96052357.

 .    License by and between Elgin, Joliet and Eastern Railway Company and
     Buffington Harbor Riverboats, L.L.C., dated February 16, 1996 and filed for record in Lake County, Indiana on July 12, 1996 as Instrument No. 96046520.

 .    Amendment to License by and between Elgin, Joliet and Eastern Railway
     Company and Buffington Harbor Riverboats, L.L.C., dated July 3, 1996 and filed for record in Lake County, Indiana on July 20, 1996 as Instrument No. 96050596.

 .    Easement Agreement by and between Buffington Harbor Riverboats, L.L.C., and
     Elgin, Joliet and Eastern Railway Company dated July 1, 1996 and filed for record in Lake County, Indiana on August 5, 1996 as Instrument No.
     96052359.

 .    Grant of Exclusive Easement by and between Elgin, Joliet and Eastern
     Railway Company and Buffington Harbor Riverboats, L.L.C., dated July 3, 1996 and filed for record in Lake County, Indiana, excluding therefrom, however, any right to construct any "Overpass" (as such term is defined in such July 3, 1996 Grant of Exclusive Easement).

 .    Assignment and Assumption Agreement by and between Elgin, Joliet and
     Eastern Railway Company and Buffington Harbor Riverboats, L.L.C., dated as of July 3, 1996 and filed for record in Lake County, Indiana.

 .    License from Indiana Department of Transportation for landscaping DOT property adjacent to entryway.

 .    License from Indiana Department of Transportation for curbing and lighting
     DOT property adjacent to entryway.

                                   Schedule C
                                   ----------

                   Legal Description of Ground Lease Property

A parcel of land in the South Half of Fractional Section 23, and the North Half of Section 26, Township Thirty-seven North, Range Nine West of the Second Principal Meridian in the City of Gary, Lake County, Indiana, (said parcel consisting of parts of Parcels 2, 3, and 4 conveyed to Buffington Harbor Riverboats L.L.C. as recorded in Exhibit A of Lake County Document 96052358, and also a part of Parcel 2 conveyed to Buffington Harbor Riverboats L.L.C. as recorded in Lake County Document 95067683) more particularly described as follows:

Commencing at a capped iron rod at the Southwest corner of the Northwest Quarter of said Section 23; thence North 00(Degrees)23'05" West (said bearing being relative to the NAD83 Indiana State Plane Coordinate System, West Zone) along the West line of said Section 23 a distance of 79.78 feet to the Southwesterly corner of said Parcel 2 recorded in said Lake County Document 95067683; thence South 32(Degrees)06'05" East along the Southwesterly line of said Parcel 2 a distance of 1079.86 feet to the POINT OF BEGINNING of this description;

1) thence North 43(Degrees)05'41" East a distance of 441.63 feet to the Northerly corner of Parcel 2 as recorded in Exhibit A of Lake County Document 96052358;

2) thence South 50(Degrees)40'01" East along the Northeasterly line of said Parcel 2 a distance of 1298.16 feet to the Easterly corner of said Parcel 2;

3) thence North 43(Degrees)05'41" East along the Northwesterly line of Parcel 4 as recorded in Exhibit A of Lake County Document 96052358 a distance of
     119.79 feet to the Northerly corner of said Parcel 4;

4) thence South 54(Degrees)06'39" East along the Northeasterly line of said Parcel 4 a distance of 1531.07 feet to the Northwesterly line of Easement 3 on Drawing No. Hotel 2;

5) thence South 35(Degrees)33'50" West along the Northwesterly line of said Easement 3 a distance of 438.15 feet;

6) thence South 29(Degrees)03'20" West along the Northwesterly line of said Easement 3 a distance of 257.06 feet;

7) thence South 36(Degrees)30'36" West along the Northwesterly line of said Easement 3 a distance of 146.80 feet;

8) thence South 42(Degrees)59'32" West along the Northwesterly line of said Easement 3 a distance of 226.38 feet;

9) thence 2224.97 feet along the arc of a nontangent curve on the Southwesterly line of Parcel 3 as recorded in Exhibit A of Lake County Document 96052358, said arc being convex to the Southwest, with a radius of 17108.80 feet and subtended by a long chord which bears North 44(Degrees)00'29" West, 2223.40 feet;

10) thence North 40(Degrees)16'57" West along the Southwesterly line of said Parcel 3 a distance of 735.71 feet to the Westerly corner of said Parcel 3;

11) thence North 43(Degrees)05'41" East along the Northwesterly line of said parcel a distance of 20.13 feet to the POINT OF BEGINNING, containing
     50.808 acres (2213214 sq ft), more or less;

BUT EXCEPTING THEREFROM ALL OF THE FOLLOWING:

A parcel of land leased to Trump Indiana, Inc. pursuant to a Ground Lease dated as of August 29, 1997, said parcel being more particularly described as follows:

Commencing at the Southwest corner of the Northwest Quarter of said Fractional
Section 23, said corner being 2641.10 feet Northerly of the Southwest corner of said Section; thence North 00(Degrees)23'05" West along the West line of said Section a distance of 79.78 feet to the Southwesterly corner of said parcel 2 as recorded in Lake County Document 95067683; thence continuing North 00(Degrees)23'05" West along the West line of said parcel a distance of 108.12 feet to the Northwesterly corner of said parcel; thence South 38(Degrees)53'27" East along a Northeasterly line of said parcel a distance of 883.40 feet to a corner of said parcel;

thence South 47(Degrees)00'19" East along a Northeasterly line of said parcel a distance of 1539.00 feet to a corner of said parcel; thence North 43(Degrees)05'41" East along a Northwesterly line of said parcel a distance of
292.90 feet to a corner of said parcel; thence South 54(Degrees)06'39" East along a Northeasterly line of said parcel a distance of 662.68 feet sto the POINT OF BEGINNING of this description;

1)   thence South 54(Degrees)06'39" East a distance of 296.97 feet;

2)   thence South 65(Degrees)25'55" East a distance of 53.53 feet;

3)   thence South 70(Degrees)15'11" East a distance of 56.52 feet;

4)   thence South 54(Degrees)04'20" East a distance of 103.67 feet;

5)   thence South 46(Degrees)56'38" East a distance of 102.87 feet;

6)   thence South 54(Degrees)20'39" East a distance of 79.99 feet;

7)   thence South 43(Degrees)05'41" West a distance of 79.75 feet;

8)   thence North 46(Degrees)54'19" West a distance of 34.88 feet;

9)   thence South 84(Degrees)41'11" West a distance of 257.02 feet;

10)  thence North 55(Degrees)18'49" West a distance of 227.16 feet;

11)  thence North 15(Degrees)18'49" West a distance of 295.96 feet;

12) thence North 43(Degrees)05'02" East a distance of 50.13 feet to the POINT OF BEGINNING, containing 2.823 acres, more or less, for a net area of
     47.985 acres, more or less.

                                   Schedule D
                                   ----------

                              Permitted Exceptions

      All matters set forth in Part II, Schedule B of Title Commitment issued by Meridian Title Corporation, as agent for Lawyers Title Insurance Corporation, dated March 2, 2001, file # 1261LK01, as updated by that certain pro forma title insurance policy issued in connection with said title commitment.

      Such other agreements as are subsequently entered into by Lessor and/or Lessee in connection with the development, construction, use, operation and/or maintenance of the Premises and Ground Lease Property as contemplated herein, provided such agreements have been consented to by Lessor, Lessee and Mortgage Lender (which consent shall not be unreasonably withheld, conditioned or delayed).